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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference and use of our report, dated February 3, 2000 on the consolidated financial statements of Capital Directions, Inc. which appears on Page 12 of Capital Directions, Inc.'s 1999 Annual Report to Shareholders and is incorporated by reference in the Capital Directions, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, in the registration statement on Form S-8 for the Capital Directions, Inc. Incentive Stock Option Plan.

                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 27, 2000








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